AETNA SERIES FUND, INC.

                                     Class O

                        Supplement dated January 2, 2002

THE INFORMATION BELOW SUPPLEMENTS THE INFORMATION CONTAINED IN THE AETNA SERIES FUND, INC. CLASS O STATEMENT OF ADDITIONAL INFORMATION DATED AUGUST 29, 2001.

In December, 2000, ING Groep N.V. ("ING") acquired Aeltus Investment Management, Inc. ("Aeltus"), the investment adviser to Aetna Series Fund, Inc. (the "Company," the series of which are referred to herein as the "Funds"). ING has embarked upon a plan to integrate the operations of various mutual fund groups managed by its subsidiaries. In this regard, on December 12, 2001, the Board of Directors of the Company (the "Board") approved several measures proposed by ING to integrate the Funds with a group of mutual funds currently called the Pilgrim Funds, which are advised by ING Pilgrim Investments, LLC ("ING Investments"), another subsidiary of ING. Effective March 1, 2002, the name of ING Pilgrim Investments, LLC will change to ING Investments, LLC.

As part of this integration, the Board has called a meeting of shareholders of the Funds to be held on February 20, 2002. At this meeting, shareholders of the Funds will be asked to approve certain proposals in connection with the integration, as described below. Shareholders who owned shares of any of the Funds as of the close of business on December 12, 2001 are eligible to vote on these proposals, and will receive a proxy statement discussing the proposals in detail. If the proposals are approved by shareholders, each proposal will be implemented on the date set forth below.



Proposal                                 Affected Funds                         Effective Date If Approved
--------                                 --------------                         --------------------------

Approval of a new Investment             All Funds                              March 1, 2002
Management Agreement between each Fund
and ING Investments

Approval of new Sub-advisory             All Funds except Aetna Technology      March 1, 2002
Agreements between ING Investments and   Fund
Aeltus

Approval of a new Sub-advisory           Aetna Technology Fund                  March 1, 2002
Agreement between ING Investments and
Elijah Asset Management, LLC ("Elijah")



If the proposals set forth above are approved by shareholders, effective March 1, 2002 ING Investments will become the investment advisor to the Funds, and Aeltus will become the investment sub-advisor to the Funds, except for Aetna Technology Fund, for which Elijah will remain the sub-advisor. These changes will generally not result in a change in the actual portfolio management personnel who manage your Fund. While Aeltus would become the sub-advisor rather than the advisor to the Funds (except Aetna Technology Fund), Aeltus will continue to have responsibility for day-to-day portfolio management of the Funds (except Aetna Technology Fund) and Elijah will continue to have responsibility for the day-to-day management of Aetna Technology Fund.

The advisory fees paid by your Fund will not change. The annual advisory fees paid by each Fund will be the same as under the current investment advisory agreements. Subject to the approval by shareholders of the proposals described above, effective March 1, 2002, each Fund would pay the advisory fee to ING Investments, rather than to Aeltus. ING Investments would pay Aeltus or Elijah, as applicable, a sub-advisory fee as set forth in the proxy statement and in the statement of additional information. The sub-advisory fee paid to Elijah will not change. Aeltus will receive sub-advisory fees from ING Investments according to the following schedule:

                                    Proposed
                                   Sub-Advisory
        Fund                           Fees*                      Assets
        ----                           ----                       ------

Aetna Ascent                          0.360%              on first $500 million
                                      0.349%               on next $500 million
                                      0.338%               on next $500 million
                                      0.326%               on next $500 million
                                      0.315%                 over $2 billion

Aetna Balanced                        0.360%              on first $500 million
                                      0.338%               on next $500 million
                                      0.315%                on next $1 billion
                                      0.293%                 over $2 billion

Aetna Bond                            0.225%              on first $250 million
                                      0.214%               on next $250 million
                                      0.203%               on next $250 million
                                      0.191%              on next $1.25 billion
                                      0.180%                 over $2 billion

Brokerage Cash Reserves               0.090%               on first $1 billion
                                      0.086%                on next $2 billion
                                      0.081%                 over $3 billion

Aetna Crossroads                      0.360%              on first $500 million
                                      0.349%               on next $500 million
                                      0.338%               on next $500 million
                                      0.326%               on next $500 million
                                      0.315%                 over $2 billion

Aetna Government                      0.225%              on first $250 million
                                      0.214%               on next $250 million
                                      0.203%               on next $250 million
                                      0.191%              on next $1.25 billion
                                      0.180%                 over $2 billion

Aetna Growth                          0.315%              on first $250 million
                                      0.293%               on next $250 million
                                      0.281%               on next $250 million
                                      0.270%              on next $1.25 billion
                                      0.248%                 over $2 billion

Aetna Growth and Income               0.315%              on first $250 million
                                      0.293%               on next $250 million
                                      0.281%               on next $250 million
                                      0.270%              on next $1.25 billion
                                      0.248%                 over $2 billion

Aetna Index Plus Large Cap            0.203%              on first $500 million
                                      0.191%               on next $250 million
                                      0.180%              on next $1.25 billion
                                      0.169%                 over $2 billion

Aetna Index Plus Mid Cap              0.203%              on first $500 million
                                      0.191%               on next $250 million
                                      0.180%              on next $1.25 billion
                                      0.169%                 over $2 billion

Aetna Index Plus Protection           0.293%                 Guarantee Period
                                      0.203%         Index Plus Large Cap Period

Aetna Index Plus Small Cap            0.203%              on first $500 million
                                      0.191%               on next $250 million
                                      0.180%              on next $1.25 billion
                                      0.169%                 over $2 billion

Aetna International                   0.383%              on first $250 million
                                      0.360%               on next $250 million
                                      0.349%               on next $250 million
                                      0.338%              on next $1.25 billion
                                      0.315%                 over $2 billion

Aetna Legacy                          0.360%              on first $500 million
                                      0.349%               on next $500 million
                                      0.338%               on next $500 million
                                      0.326%               on next $500 million
                                      0.315%                 over $2 billion

Aetna Money Market                    0.180%              on first $500 million
                                      0.158%               on next $500 million
                                      0.153%                on next $1 billion
                                      0.149%                on next $1 billion
                                      0.135%                 over $3 billion

Aetna Principal Protection Fund       0.293%                 Guarantee Period

Aetna Principal Protection            0.293%                 Guarantee Period
Fund II

Aetna Principal Protection            0.293%                 Guarantee Period
Fund III

Aetna Principal Protection            0.293%                 Guarantee Period
Fund IV

Aetna Small Company                   0.383%              on first $250 million
                                      0.360%               on next $250 million
                                      0.349%               on next $250 million
                                      0.338%              on next $1.25 billion
                                      0.326%                 over $2 billion

Aetna Value Opportunity               0.315%              on first $250 million
                                      0.293%               on next $250 million
                                      0.281%               on next $250 million
                                      0.270%              on next $1.25 billion
                                      0.248%                 over $2 billion

*As a percentage of average daily net assets


ING Investments would enter into expense limitation agreements that would limit the expenses of each of the Funds that are currently subject to expense limitation arrangements ("Subsidized Funds"). The expense limits under the new agreements would be at the same level as is now in effect.

The new expense limitation agreements would become effective on March 1, 2002, subject to shareholder approval of the proposals set forth above. ING Investments would be responsible for the cost of the ordinary expenses of the Subsidized Funds that exceed the expense limits, and would be entitled to receive any potential recoupment, as described below. ING Investments would waive its fees or assume other expenses so that the total annual ordinary operating expenses of the Subsidized Funds currently subject to expense limitation agreements do not exceed the present expense limitations, excluding interest, taxes, brokerage commissions and other investment-related costs, extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of the Fund's business, and expenses of any counsel or other persons or services retained by the members of the Boards who are not "interested persons" of ING Investments or its affiliates, as defined in the Investment Company Act of 1940, as amended ("Independent Directors").

Under the proposed new expense limitation agreements, unlike those currently in place, extraordinary expenses and the expenses of counsel to the Independent Directors are not covered in the expenses that the advisor would bear if expenses exceed the prescribed limits. In addition, under the new expense limitation agreements, unlike those currently in place, each Fund will, within three years of any waiver or expense assumption by ING Investments, reimburse ING Investments for management fees waived and other expenses assumed, but only if, after such reimbursement, the Fund's expense ratio does not exceed the prescribed percentage limitation.

If any measure is not approved by shareholders, Aeltus may continue to serve as the investment advisor, or alternatively, ING Investments may nonetheless serve as investment advisor to that Fund at the lesser of the fees that would be paid under the proposed management agreement or ING Investment's cost to render services to the Fund, until such time as the Board determines an appropriate course of action.

ADDITIONAL PROPOSALS

At the meeting, shareholders will also be asked to approve revisions to the Company's Articles of Incorporation to add flexibility, clarify existing provisions, and to promote consistency among the charters for the various registered investment companies currently advised by Aeltus. If the proposal is approved by shareholders, the proposal will be implemented on March 1, 2002.

ADDITIONAL INTEGRATION RELATED MEASURES

The Board has also approved the following measures related to the integration efforts that do not require shareholder approval. These measures will be implemented on the dates set forth below.



Measures Approved by the Board           Affected Funds                         Effective Date
------------------------------           --------------                         --------------

Appointing ING Pilgrim Securities,       All Funds                              January 2, 2002
Inc. as the distributor of the Funds
(effective March 1, 2002, the name of
ING Pilgrim Securities, Inc. will
change to ING Funds Distributor, Inc.)

Appointing ING Pilgrim Group, LLC        Aetna Bond Fund, Aetna Government      April 1, 2002
("IPG") as the administrator to the      Fund and Aetna Money Market Fund
Funds

Appointing IPG as the administrator to   All Funds except Aetna Bond Fund,      May 1, 2002
the Funds                                Aetna Government Fund and Aetna
                                         Money Market Fund

Changing the custody and fund            Aetna Bond Fund,  Aetna  Government    April 1, 2002
accounting  arrangements to integrate    Fund and Aetna Money Market Fund
the "back office" or operational aspects
of the Aetna Funds and the Pilgrim Funds.

Changing  the custody  and fund          All Funds  except  Aetna Bond Fund,    May 1, 2002
accounting  arrangements to integrate    Aetna  Government Fund and Aetna
the "back office" or  operational        Money  Market  Fund
aspects of the Aetna Funds and the
Pilgrim Funds.

Increasing the contingent deferred       All Funds offering Class A shares      March 1, 2002
sales charge ("CDSC") for Class A
share purchases of at least $1 million
but less than $2.5 million in the
second year after purchase from 0.50%
to 1.00%

Decreasing the duration of the CDSC on   All Funds offering Class A shares      March 1, 2002
Class A share purchases of $2.5
million or more from 2 years to 1 year

Decreasing the duration of the CDSC on   All Funds offering Class C shares      March 1, 2002
Class C share purchases from 1.5 years
to 1 year

Expanding the exchange privileges of     All Funds                              March 1, 2002
the Funds



The changes to the CDSC schedules described above apply to shares purchased after March 1, 2002. Shares purchased prior to March 1, 2002 are subject to the current CDSC schedules described in the prospectus.

EXPANDED EXCHANGE PRIVILEGES

Additionally, as of March 1, 2002 shareholders of the Funds may exchange shares of their Fund for shares of the same class of any other registered investment company ("fund") advised by ING Investments (all such funds are referred to herein as the "ING Funds") (except for Lexington Money Market Trust and ING Corporate Leaders Trust Fund) without paying any additional sales charge, except that Class A shares of the Aetna Money Market Fund for which no sales charge was paid must pay the applicable sales load on an exchange into Class A shares of another Fund. Shares subject to a CDSC will continue to age from the date that the original shares were purchased. Shareholders should carefully review the prospectus of the ING Fund they intend to exchange into before exchanging their shares. Shareholders may obtain a copy of any ING Fund prospectus by calling
(800) 992-0180.

If a shareholder exchanges into ING Senior Income Fund, their ability to sell or liquidate their investment will be limited. ING Senior Income Fund is a closed-end interval fund and does not redeem its shares on a daily basis, and it is not expected that a secondary market for the fund's shares will develop, so a shareholder will not be able to sell them through a broker or other investment professional. To provide a measure of liquidity, the fund will normally make monthly repurchase offers for 5% of its outstanding common shares. If more than 5% of the fund's common shares are tendered, a shareholder may not be able to completely liquidate their holdings in any one month. A shareholder also would not have liquidity between these monthly repurchase dates. Shareholders exercising the exchange privilege with ING Senior Income Fund should carefully review the prospectus of that fund.

The total value of shares being exchanged must at least equal the minimum investment requirement of the ING Fund into which they are being exchanged. Exchanges of shares are sales and may result in a gain or loss for federal and state income tax purposes. There is no specific limit on exchange frequency, however, the ING Funds are intended for long-term investment and not as a short-term trading vehicle. ING Investments may prohibit excessive exchanges (more than four per year). ING Investments also may, on 60 days' prior notice, restrict the frequency of, otherwise modify, or impose charges of up to $5.00 upon exchanges. A Fund may change or cancel its exchange policies at any time, upon 60 days' written notice to shareholders.

As of March 1, 2002, shareholders will be able to exchange into the following additional funds:



ING Asia-Pacific Equity Fund                                 ING High Yield Opportunity Fund
ING MidCap Value Fund                                        ING International Core Growth Fund
ING SmallCap Value Fund                                      ING International SmallCap Growth Fund
ING Biotechnology Fund                                       ING LargeCap Growth Fund
ING MidCap Opportunities Fund                                ING MidCap Growth Fund
ING Financial Services Fund, Inc.                            ING Money Market Fund
ING European Equity Fund                                     ING SmallCap Growth Fund
ING Global Communications Fund                               ING Strategic Income Fund
ING Global Technology Fund                                   ING Worldwide Growth Fund
ING Global Real Estate Fund                                  ING Precious Metals Fund, Inc.
ING High Yield Bond Fund                                     ING Russia Fund, Inc.
ING Intermediate Bond Fund                                   ING Senior Income Fund
ING Internet Fund                                            ING SmallCap Opportunities Fund
ING National Tax-Exempt Bond Fund
ING Tax Efficient Equity Fund
ING Classic Money Market Fund
ING Internet Fund II
ING National Tax-Exempt Money Market Fund
ING GNMA Income Fund, Inc.
ING Large Company Value Fund, Inc.
ING Growth Opportunities Fund
ING International Fund, Inc.
ING MagnaCap Fund
ING High Yield Fund
ING Growth + Value Fund
ING International Value Fund
ING Research Enhanced Index Fund
ING Equity and Income Fund
ING Convertible Fund
ING Emerging Countries Fund




In addition to providing investment advisory services, Aeltus also currently provides administrative services to the Funds pursuant to administrative agreements ("Current Administrative Agreements"). On December 12, 2001 the Board, after giving due consideration to the benefits of combining the fund families, voted to approve a new administration agreement between each Fund and IPG ("New Administration Agreements").

The administrative services to be provided by IPG under the New Administration Agreements are substantially similar in all material respects to the administrative services provided by Aeltus pursuant to the Current Administrative Agreements, except that the administrator would be IPG and as explained below. In particular, the New Administration Agreements would require IPG to provide the following services, among others: (1) coordinate matters relating to the operation of the Funds between the various entities providing services for the Funds; (2) implement management and shareholder services designed to enhance the value or convenience of a Fund as an investment vehicle;
(3) respond to inquiries from shareholders concerning, among other things, account information; (4) provide the Board with the necessary information for its meetings; and (5) prepare regulatory filings and financial reporting documents.

Each New Administration Agreement provides that it may be terminated by the Fund at any time, by a majority of the Board on 60 days' written notice to IPG, or by IPG, at any time, upon 60 days' written notice to the Fund. Moreover, the New Administration Agreements provide that IPG is liable for damages, expenses, or losses incurred in connection with, any act or omission by reason of willful misfeasance, bad faith or negligence.

There are, however, some important differences between the New Administration Agreements and the Current Administrative Agreements. Most notably, under the Current Administrative Agreements, Aeltus, on behalf of the Funds, performs certain fund accounting services and is reimbursed by the Funds for the costs of performing them. The New Administration Agreements do not provide for fund accounting services. Instead, fund accounting services would be performed under separate agreements. In this regard, the Board approved new agreements with State Street Bank and Trust Company ("State Street") for fund accounting and reduced the fee payable to IPG so that the rate of administrative fees will not increase. State Street will also provide custodial services. Shareholders are not being asked to vote on these agreements. In addition, Aeltus currently is entitled to receive an annual fee from each Fund of 0.075% of the average daily net assets up to $5 billion and 0.05% over $5 billion. The New Administration Agreements will entitle IPG to receive from each Fund a fee of 0.055% of the average daily net assets up to $5 billion and 0.03% over $5 billion, a reduction of 0.02%.

Effective April 1, 2002, State Street will serve as custodian to all Funds except Aetna International Fund. Brown Brothers Harriman & Company will continue to serve as custodian for Aetna International Fund.

The Board has also approved changes to the fiscal year end of each of the Funds. As of March 1, 2002, the fiscal year end for each of the Funds except Aetna Bond Fund, Aetna Government Fund and Aetna Money Market Fund will be May 31. The fiscal year end for Aetna Bond Fund, Aetna Government Fund and Aetna Money Market Fund will be March 31.

The Board has appointed additional officers of the Funds, to hold such office until the next annual meeting of the Board or until a successor has been duly appointed and qualified. Effective March 1, 2002, the executive officers of the Funds will include:



                                Position(s) held
Name, Address and Age           with Fund          Principal Occupation(s) During the Past 5 Years
---------------------           ---------          -----------------------------------------------

James M. Hennessy               Chief Executive    President and Chief Executive Officer of each of the Pilgrim
7337 E. Doubletree Ranch Road   Officer and        Funds (since February 2001); Chief Operating Officer of each of
Scottsdale, Arizona  85258      Chief Operating    the Pilgrim Funds (since July 2000); Director, President and
Age 52                          Officer            Chief Operating Officer of ING Pilgrim Group, LLC, ING Pilgrim
                                                   Investments, LLC, ING Pilgrim Capital Corporation, LLC.
                                                   Director of ING Pilgrim Securities, Inc.  Mr. Hennessy has held various other executive positions with ING Pilgrim and the
                                                   Pilgrim Funds for more than the last 5 years.

Stanley D. Vyner                Executive Vice     Executive Vice President of most of the Pilgrim Funds (since
7337 E. Doubletree Ranch Road   President and      July 1996).  Formerly, President and Chief Executive Officer of
Scottsdale, Arizona  85258      Chief Investment   ING Pilgrim (August 1996 - August 2000).
Age 51                          Officer -
                                International
                                Equities.

Michael J. Roland               Senior Vice        Senior Vice President and Chief Financial Officer, ING Pilgrim
7337 E. Doubletree Ranch Road   President and      Group, LLC, ING Pilgrim and ING Pilgrim Securities, Inc. (since
Scottsdale, Arizona  85258      Principal          June 1998); Senior Vice President and Principal Financial
Age 43                          Financial Officer  Officer of most of the Pilgrim Funds.   He served in same
                                                   capacity from January 1995 - April 1997.  Formerly, Chief
                                                   Financial Officer of Endeavor Group (April 1997 to June 1998).

Robert S. Naka                  Senior Vice        Senior Vice President, ING Pilgrim (since November 1999) and ING
7337 E. Doubletree Ranch Road   President and      Pilgrim Group, LLC (since August 1999); Senior Vice President
Scottsdale, Arizona  85258      Assistant          and Assistant Secretary of each of the other Pilgrim Funds.
Age 38                          Secretary          Formerly Vice President, ING Pilgrim Investments, Inc. (April
                                                   1997  -  October  1999),  ING Pilgrim Group, Inc. (February
                                                   1997  -  August   1999)   and Assistant Vice President, ING
                                                   Pilgrim Group,  Inc.  (August 1995 - February 1997).

Robin L. Ichilov                Vice President     Vice President, ING Pilgrim (since August 1997); Accounting
7337 E. Doubletree Ranch Road   and Treasurer      Manager (since November 1995); Vice President and Treasurer of
Scottsdale, Arizona  85258                         most of the Pilgrim Funds.
Age 44


Kimberly A. Anderson            Vice President     Vice President of ING Pilgrim Group, LLC (since January 2001)
7337 E. Doubletree Ranch Road   and Secretary      and Vice President and Secretary of each of the Pilgrim Funds
Scottsdale, Arizona  85258                         (since February 2001).  Formerly Assistant Vice President and
Age 37                                             Assistant Secretary of each of the Pilgrim Funds (August 1999 -
                                                   February 2001) and Assistant Vice President of ING Pilgrim
                                                   Group, Inc. (November 1999 - January 2001).  Ms. Anderson has
                                                   held various other positions with ING Pilgrim Group, Inc. for more than the last five years.


As of March 1, 2002, the Aetna Funds and the Pilgrim Funds will be called "ING Funds." The following chart describes how the name of each of the Funds will change effective March 1, 2002:



Current Fund Name                                            New Fund Name
-----------------                                            -------------

Aetna Ascent Fund                                            ING Ascent Fund

Aetna Balanced Fund                                          ING Balanced Fund

Aetna Bond Fund                                              ING Bond Fund

Aetna Crossroads Fund                                        ING Crossroads Fund

Aetna Government Fund                                        ING Government Fund

Aetna Growth and Income                                      ING Growth and Income Fund

Aetna Growth Fund                                            ING Growth Fund

Aetna Index Plus Large Cap Fund                              ING Index Plus LargeCap Fund

Aetna Index Plus MidCap Fund                                 ING Index Plus MidCap Fund

Aetna Index Plus SmallCap Fund                               ING Index Plus SmallCap Fund

Aetna International Fund                                     ING International Growth Fund

Aetna Legacy Fund                                            ING Legacy Fund

Aetna Money Market Fund                                      ING Aeltus Money Market Fund

Aetna Small Company Fund                                     ING Small Company Fund

Aetna Technology Fund                                        ING Technology Fund

Aetna Value Opportunity Fund                                 ING Value Opportunity Fund

Aetna Principal Protection Fund                              ING Classic Principal Protection Fund

Aetna Principal Protection Fund                              ING Classic Principal Protection Fund II
II

Aetna Principal Protection Fund                              ING Classic Principal Protection Fund III
III

Aetna Principal Protection Fund                              ING Classic Principal Protection Fund IV
IV

Aetna Index Plus Protection                                  ING Index Plus Protection Fund
Fund




THE BOARD OF AETNA SERIES FUND, INC. IS SENDING THE PROXY STATEMENT TO ALL THOSE WHO WERE SHAREHOLDERS AS OF DECEMBER 12, 2001. PLEASE READ THE PROXY STATEMENT WHEN YOU RECEIVE IT. IT CONTAINS IMPORTANT INFORMATION CONCERNING THE FUNDS. YOU MAY ALSO OBTAIN THE PROXY STATEMENT FOR FREE FROM THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET WEBSITE (WWW.SEC.GOV). COPIES OF THE FUNDS' ANNUAL REPORT FOR THE FISCAL YEAR ENDED OCTOBER 31, 2001 AND SEMI-ANNUAL REPORT FOR THE PERIOD ENDED APRIL 30, 2001 HAVE PREVIOUSLY BEEN MAILED TO SHAREHOLDERS AND ARE
AVAILABLE FREE OF CHARGE BY WRITING TO AELTUS INVESTMENT MANAGEMENT, INC., 10 STATE HOUSE SQUARE, HARTFORD, CONNECTICUT, 06103-3602, ATTN: WAYNE BALTZER (MAIL STOP SH13), OR BY CALLING 1-800-238-6263.